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                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Zebra Technologies Corporation 1997 Stock Option Plan of our report dated January 25, 2000, with respect to the financial statements of Comtec Information Systems, Inc. included in the Form 8-K/A Amendment No. 1 of Zebra Technologies Corporation filed with the Securities and Exchange Commission on June 16, 2000.


                                               ERNST & YOUNG LLP


June 14, 2000